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                                                                      Exhibit 11
                                                                      ----------

Environmental Power Corporation
Computation of Earnings Per Share
September 30, 2001

                                                                    Income                Shares            Per Share
                                                                  (Numerator)          (Denominator)         Amounts
                                                               -----------------     -----------------    -------------
Three Months Ended September 30, 2002:
--------------------------------------
Income attributable to shareholders                            $         875,839            20,600,872
Effect of dividends to preferred stockholders of subsidiary               (1,250)
                                                               -----------------     -----------------    -------------
Basic EPS - Income attributable to common shareholders                   874,589            20,600,872    $        0.04
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                106,803
                                                               -----------------     -----------------    -------------
Diluted EPS - Income attributable to common shareholders       $         874,589            20,707,675    $        0.04

Three Months Ended September 30, 2001:
--------------------------------------
Income attributable to shareholders                            $         922,030            15,547,945
Effect of dividends to preferred stockholders of subsidiary               (1,250)
                                                               -----------------     -----------------    -------------
Basic EPS - Income attributable to common shareholders                   920,780            15,547,945    $        0.06
Effect of dilutive securities:
     Assumed conversion of preferred stock                                                   1,483,205
     Assumed exercise of dilutive stock options                                                 32,255
                                                               -----------------     -----------------    -------------
Diluted EPS - Income attributable to common shareholders       $         920,780            17,063,405    $         .05
                                                               =================     =================    =============


                                                                    Income                Shares            Per Share
                                                                  (Numerator)          (Denominator)         Amounts
                                                               -----------------     -----------------    -------------
Nine Months Ended September 30, 2002:
-------------------------------------
Income attributable to shareholders                            $         899,981            20,298,245
Effect of dividends to preferred stockholders of subsidiary               (3,750)
                                                               -----------------     -----------------    -------------
Basic EPS - Income attributable to common shareholders                   896,231            20,298,245             0.04
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                 83,761
                                                               -----------------     -----------------    -------------
Diluted EPS - Income attributable to common shareholders       $         896,230            20,382,005    $        0.04
                                                               =================     =================    =============

Nine Months Ended September 30, 2001:
-------------------------------------
Income attributable to shareholders                            $       1,692,496            12,802,339
Effect of dividends to preferred stockholders of subsidiary               (3,750)
                                                               -----------------     -----------------    -------------
Basic EPS - Income attributable to common shareholders                 1,688,746            12,802,339             0.13
Effect of dilutive securities:                                                                 499,835
     Assumed conversion of preferred stock
     Assumed exercise of dilutive stock options                                                 20,503
                                                               -----------------     -----------------    -------------
Diluted EPS - Income attributable to common shareholders       $       1,688,746            13,322,677    $        0.13
                                                               =================     =================    =============